                                                                     EXHIBIT 4.5


     THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY" OR "DTC") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS CAPITAL SECURITY MAY BE TRANSFERRED ONLY IN BLOCKS WITH A LIQUIDATION AMOUNT OF $1,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

                                     B1-1

Certificate Number B1                               Number of Capital Securities
                                                              125,000

                                                    CUSIP No. 553086AC3


                   Certificate Evidencing Capital Securities

                                      of

                              MMI Capital Trust I

                      7 5/8% Series B Capital Securities
               (liquidation amount $1,000 per Capital Security)


     MMI Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of $125,000,000 in aggregate liquidation amount of Capital Securities of the Trust, representing undivided beneficial interests in the assets of the Trust, designated the 7 5/8% Series B Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of December 23, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein and agrees to the provisions regarding Holders of Capital Securities specified in the Registration Rights Agreement.

     By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

                                     B1-2

     IN WITNESS WHEREOF, the Trust has executed this certificate as of this ____ day of January, 1998.

                                       MMI CAPITAL TRUST I

                                       By:
                                           --------------------------------
                                           Name: Joseph R. Herman
                                                 Administrative Trustee






                                     B1-3

               PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Series B Capital Securities referred to in the within-mentioned Declaration.


     Dated:
            ------------------


                                       The Chase Manhattan Bank,
                                       As Property Trustee


                                       By:
                                           -----------------------------

                                           Senior Trust Officer



                                     B1-4

                         [FORM OF REVERSE OF SECURITY]

     Distributions payable on each Capital Security will be fixed at a rate per annum of 7 5/8% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions", as used herein, includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

     Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from the date of original issuance and will be payable semi-annually in arrears, on June 15 and December 15 of each year, commencing on June 15, 1998, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that (i) no Extension Period may extend beyond the Stated Maturity Date, (ii) any Extension Period will terminate as to all Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture), and (iii) any Extension Period will terminate as to any Junior Subordinated Debenture to be redeemed pursuant to the occurrence and continuation of an Investment Company Event or a Tax Event. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Stated Maturity Date. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                                      B1-5

     Subject to the prior obtaining of any regulatory approval then required and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the Holders of the Capital Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Capital Securities to be redeemed by the Trust.

     The Capital Securities shall be redeemable as provided in the Declaration.

                                      B1-6

                             ______________________

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Insert address and zip code of assignee)

and irrevocably appoints

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _________________________________
Signature: ____________________________


(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee: ____________________________



______________________

* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting that requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                      B1-7

                                  SCHEDULE A/1/

     The initial aggregate liquidation amount of Capital Securities evidenced by the Certificate to which this Schedule is attached is $125,000,000 (equivalent to 125,000 Capital Securities). The notations on the following table evidence decreases and increases in the number of Capital Securities evidenced by such Certificate.

                                                  Liquidation Amount of
     Decrease in               Increase in         Capital Securities
 Liquidation Amount      Liquidation Amount of    Remaining After Such      Notation by
of Capital Securities      Capital Securities     Decrease or Increase     Registration
---------------------    ---------------------    ---------------------    ------------


















------------
     /1/ Append to Global Securities only.

                                      B1-8